As filed with the Securities and Exchange Commission on July 14, 2010

Registration No. 333-146182
U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM SB-2
ON FORM S-1
REGISTRATION STATEMENTUNDER THE SECURITIES ACT OF 1933

International Surf Resorts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7000	20-5978559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1097 Country Coach Dr., Suite 705, Henderson, Nevada		89002
(Address of registrant's principal executive offices)		(Zip Code)

	(888) 689-0930
(Registrant's Telephone Number, Including Area Code)

Santana Martinez
1097 Country Coach Dr., Suite 705
Henderson, Nevada 89002
Tel: (800) 315-0045
(Name, Address and Telephone Number of Agent for Service)

Copies to:
Lan Nguyen
Esquire Consulting, Inc.
600 S. Spring Street #1312
Los Angeles, California 90014
Tel:  (213) 489-4515
Fax: (440) 848-6345

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     [ ] _______
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    [ ] _______
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 (this “Post Effective Amendment No. 1”) is being filed pursuant to Section 10(a)(3) of the Securities Act to update the Form SB-2 Registration Statement (Registration No. 333-146182), which was previously declared effective by the Securities and Exchange Commission on October 4, 2007, to include the audited consolidated financial statements and the notes thereto included in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, the unaudited consolidated financial statements and the notes thereto included in the Registrant’s Quarterly Report on Form 10-Q for the three month period ended March 31, 2010, and to update certain other information in such Registration Statement. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of such Registration Statement on September 20, 2007.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus
International Surf Resorts, Inc.,
a Nevada corporation

477,800 Shares of Common Stock

This prospectus relates to 477,800 shares of common stock of International Surf Resorts, Inc., which are issued and outstanding shares of our common stock, acquired by the selling shareholders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

 The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These dispositions may be at prevailing market prices at the time of sale, or at privately negotiated prices. The selling security holders may sell their shares of common stock in the manner set forth herein and as described in “Plan of Distribution.”  We will not receive any of the proceeds from the sale of shares by the selling security holders.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ISFR.”  The last reported sale price of our common stock on the OTC Bulletin Board on July 7, 2009 was $1.05 per share.

See “Risk Factors” on Pages 5 to 12 for factors to be considered before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We will not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale of these securities is not permitted.

The date of this prospectus is ______.
Subject to completion.

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	5
Forward Looking Statements	12
Use of Proceeds	13
Determination of Offering Price	13
Dilution	13
Selling Shareholders	13
Plan of Distribution	15
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	21
Interest of Named Experts and Counsel	21
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	22
Organization Within Last Five Years	23
Description of Business	23
Management’s Discussion and Analysis of Financial Condition and Results of Operations	29
Description of Property	33
Certain Relationships and Related Transactions	34
Market for Common Equity and Related Stockholder Matters	35
Executive Compensation	37
Financial Statements	40
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	66
Legal Matters	66
Experts	66
Additional Information	67
Indemnification of Directors and Officers	69
Other Expenses of Issuance and Distribution	70
Recent Sales of Unregistered Securities	70
Exhibits	71
Undertakings	72
Signatures	73

Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

Our Business:
Our principal business address is 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our telephone number is (800) 315-0045.

We are an Internet-based provider of international surf resorts, camps and guided surf tours. We also intend to operate a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own approximately 2.5 acres of land on the beach at Scorpion Bay.

Our state of organization:	We were incorporated in Nevada on December 4, 2006.

Summary financial information:
The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this prospectus.  We have prepared our financial statements contained in this prospectus in accordance with accounting principles generally accepted in the United States. All information should be considered in conjunction with our financial statements and the notes contained elsewhere in this prospectus.

Income Statement	Period Ending March 31, 2010	Year Ending December 31, 2009	Year Ending December 31, 2008

Net Revenue	0	0	0
Gross Profit	0	0	0
Operating Expenses	3,634	42,848	55,854
Net Loss	(3,363)	(41,370)	(52,974)
Net Loss Per Share	(0.00)	(0.01)	(0.01)

Balance Sheet	March 31, 2010	December 31, 2009	December 31, 2008

Total Assets	104,701	112,554	137,203
Total Liabilities	53,310	58,014	41,859
Shareholders' Equity	54,230	57,143	96,713

Number of shares being offered:
 The selling shareholders want to sell 477,800 shares of our issued and outstanding common stock. The selling security holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These dispositions may be at prevailing market prices at the time of sale, or at privately negotiated prices. Our common stock is quoted on the OTC Bulletin Board under the symbol “ISFR.”  The last reported sale price of our common stock on the OTC Bulletin Board on July 7, 2009 was $1.05 per share.

The selling security holders may sell their shares of common stock in the manner set forth herein and as described in “Plan of Distribution.”

Estimated use of proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. Any person who cannot afford the loss of his or her entire purchase price for the offered shares should not purchase of the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will satisfy those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares. Purchasers may lose their investments in us completely.

Risks Related to our Business:

We have a limited operating history upon which an evaluation of our prospects can be made.

We were formed on December 4, 2006. Our lack of operating history in the Internet industry makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business. We cannot be certain that our business will be successful or that we will generate significant revenues and become profitable.

We will need to raise additional capital to fund our operations. Our failure to raise additional capital will significantly affect our ability to fund our proposed activities.

To develop and market our proposed surf camps and resorts, we will be required to raise additional funds through debt or equity financings. We do not know if we will be able to acquire additional financing. We anticipate that we will need to spend significant funds on developing our proposed surf camps and resorts. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our operations.

We have incurred a net loss since inception and expect to incur net losses for the foreseeable future.

As of March 31, 2010, our net loss since inception was $159,220. We expect to incur operating and capital expenditures of up to $50,000 for the next year and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations.

 Because we are a development stage company, we have no revenues to sustain our operations.

We are a development stage company that is currently developing our business. To date, we have not generated any revenues, and we do not anticipate that we will generate any revenues for the foreseeable future. The success of our business operations will depend upon our ability to develop our surf resort website and provides quality service to those visitors to our site. We are not able to predict whether we will be able to develop our business and generate revenues. If we are not able to complete the successful development of our business plan, generate significant revenues and attain sustainable operations, then our business will fail.

There is significant uncertainty with respect to the viability and growth potential for the real estate market in Baja California Sur, Mexico. If the market fails to develop or develops more slowly than we hope, our Mexican property may have very little value.

The real estate market in Baja California Sur, Mexico is rapidly evolving and likely will be characterized by an increasing number of market entrants.  However, if the market for real estate in Baja California Sur, Mexico fails to develop, or develops more slowly than we expect, the property that we purchased in San Juanico, Baja California Sur, Mexico may be have very little value or be worthless. Thus, acceptance of Baja California Sur, Mexico as a viable real estate market is highly uncertain and subject to several potential factors, including:

• reluctance of potential purchasers to choose to invest in real estate in Baja California Sur, Mexico;
• reluctance of potential purchasers to follow through with their purchase of real property in Baja California Sur, Mexico; and
• concerns about whether potential purchasers will possess clean title to the real property in Baja California Sur, Mexico and in the future be able to convey that property to future purchaser.

The property that we purchased in San Juanico, Baja California Sur, Mexico was originally “ejido” property and may not have been properly converted to private property.

In the early 1900s, Mexico began the process to provide farmers a beneficiary interest to land owned by the government. Those government parcels are known as “ejidos”. In 1992, the Mexican government amended the laws to provide a process of legal entitlement thereby giving the ejido farmers the right to convert the land to private property and allowing them to benefit monetarily from the ensuing regularization process. We do not know if the property we purchased has been properly regularized and therefore, if the seller had the right to sell the land to us. If the property was not properly regularized and converted to private property, then we may not actually own the property that we purchased. We cannot guaranty that the property we purchased was properly regularized and converted to private property.

Our operations are significantly impacted by the laws and regulations of Mexico as well as the political instability of the Mexican government.

Mexico is subject to changing political, economic and regulatory influences that will affect our business practices and operations. The North American Free Trade Agreement has fostered ties between Mexico, the United States and Canada by removing trade restrictions. However, foreign ownership of land in Mexico has traditionally been subject to heavy regulation by the Mexican government. Any of these regulations or a change in the current regulations could significantly hinder our ability to develop our property in Mexico, which would negatively impact our ability to generate revenues.  We cannot predict what impact, if any, such factors might have on our business, financial condition and results of operations.

We do not know if we have clean title to the property we purchased in San Juanico, Baja California Sur, Mexico.

Because the parcel we purchased is one hectare, or approximately 12,150 square meters,   we hired a local Mexican attorney to form a Mexican subsidiary corporation for the purpose of owning the property located at San Juanico, Baja California Sur, Mexico. We hope that we have followed the appropriate laws regarding foreign ownership of land in Mexico and that we are in conformity with all applicable laws in the relevant jurisdictions. Although we have followed the advice of our Mexican legal counsel, we do not know with certainty if we have clean title to the property we purchased San Juanico, Baja California Sur, Mexico, or if we will have clean title to any other properties that we purchase in the future. Our inability to prove that we have clean title to that property could significant decrease the value of the property, which could cause investors to lose their entire investment in us.

Our business may be subject to Mexican currency fluctuations.

We intend to have operations in Mexico and therefore anticipate that some of our transactions may involve the use of the Mexican Peso, the official currency of Mexico.  Throughout the 1990s, the Mexican Peso was extremely volatile and we anticipate that the Mexican Peso may continue to display such volatility. Although management will monitor our exposure to currency fluctuations, we cannot guaranty that exchange rate fluctuations will not negatively impact our financial condition.

A downturn in the general economy or the real estate market would harm our business.

Our business is negatively impacted by periods of economic slowdown or recession, rising interest rates and declining demand for real estate. These economic conditions could have a number of effects, which could have an adverse impact on certain segments of our business, including the following:

• a decline in residential transactions and commercial acquisition, disposition and leasing activity;
• a decline in the supply of capital invested in commercial real estate; and
• a decline in the value of real estate and in rental rates, which would cause us to realize lower revenue.

Economic and political developments in Mexico could affect Mexican economic policy and our business, financial condition and results of operations.

Our Mexican subsidiary is a Mexican corporation and all of its operations and assets are located in Mexico. As a result, our business, financial condition and results of operations may be affected by the general condition of the Mexican economy, the devaluation of the Peso as compared to the U.S. Dollar, price instability, inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Mexico over which we have no control.

The Mexican government has exercised, and continues to exercise, significant influence over the Mexican economy. Mexican governmental actions concerning the economy and state-owned enterprises could have a significant effect on Mexican private sector entities in general, and us in particular, and on market conditions, prices and returns on companies with Mexican operations.

Mexico has experienced adverse economic conditions.

Mexico has historically experienced uneven periods of economic growth. If the Mexican economy should fall into a recession, our business, financial condition and results of operations may be negatively affected.

High interest rates in Mexico could increase our financing costs.

Mexico historically has had, and may continue to have, high interest rates. Accordingly, if we have to incur Peso-denominated debt in the future, it will likely be at higher interest rates. High interest rates in Mexico could increase our financing costs and thereby impair our financial condition, results of operations and cash flows.

We face intense competition, which could hinder our ability to implement our business plan and generate revenues. Most of our competitors have significantly greater resources than we do.  If we cannot compete effectively, we may not be able to generate any revenues, or achieve or sustain profitability.

Our principal competitors include companies that are well recognized as providers of surf resorts and camps for several years and have an established customer base. These competitors may enhance their services to include some that we may not be able to provide until we achieve profitability. Many of our current and potential competitors enjoy substantial competitive advantages, such as:

• greater name recognition;
• larger marketing budgets and resources;
• established marketing relationships;
• access to larger customer bases; and
• substantially greater financial, technical and other resources.

As a result, they may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements.  In addition, because barriers to the real estate field are fairly low, additional competitors may enter our market.

We also compete for customers from other operators of surf camps in Baja California and specifically Scorpion Bay. Many of these competitors have greater financial resources than we have and have been in operation for many years more than us. In addition, many of these companies have greater name recognition among surfers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than we would for the same acquisition opportunities. Promotora Punta Pequena has operated a surf camp at Scorpion Bay for several years and currently rents vacation casas to traveling surfers. We do not know if we will be able to compete with Promotora Punta Pequena as a surf camp operator or provider of vacation rentals.

For all of the foregoing reasons, we may not be able to compete successfully against our current and future competitors.

Our officers and directors are engaged in other activities that could conflict with our interests. Therefore, our officers and directors may not devote sufficient time to our affairs, which may affect our ability to conduct marketing activities and generate revenues.

The people currently serving as our officers and directors have existing responsibilities and have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Our officers and directors currently work for us on a part time basis.

We depend on the efforts and abilities of our management to continue operations.

Eduardo Biancardi is our only employee with experience relevant to business. Outside demands on his time may prevent him from devoting sufficient time to our operations. The interruption of the services of Mr. Biancardi will significantly hinder our operations, profits and future development, especially if suitable replacements are not promptly obtained.  We do not currently have any executive compensation agreements.  We cannot guaranty that our management will remain with us.

Our auditors have questioned our ability to continue operations as a “going concern.” Investors may lose all of their investment if we are unable to continue operations.

We hope to begin generating revenues. In the absence of generating revenues, we will seek to raise additional funds to meet our working capital needs principally through the additional sales of our securities.  However, we cannot guaranty that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us. As a result, our auditors believe that substantial doubt exists about our ability to continue operations.

The costs to meet our reporting requirements as a public company subject to the Exchange Act of ’34 will be substantial and may result in us having insufficient funds to operate our business.

We will incur ongoing expenses associated with professional fees for accounting and legal expenses associated with being a public company. We estimate that these costs will range up to $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases.  Those obligations will reduce and possibly eliminate our ability and resources to fund our operations and may prevent us from meeting our normal business obligations.

Risks Related to Owning Our Common Stock:

Our officers, directors and principal shareholders own approximately 87.01% of our outstanding shares of common stock, allowing these shareholders control matters requiring approval of our shareholders.

Our officers, director and principal shareholders beneficially own, in the aggregate, approximately 87.01% of our outstanding shares of common stock.  Such concentrated control of the company may negatively affect the price of our common stock.  Our officers, directors and principal shareholders can control matters requiring approval by our security holders, including the election of directors.

The offering price of the shares of common stock will be determined by the selling shareholders. Therefore, investors may lose all or part of their investment if the offering price is higher than the current market value of the offered shares.

The offering price of the shares of common stock being offered by the selling shareholders will be determined by the selling shareholders and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have generated no revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services.

Our common stock is subject to penny stock regulations which may make it difficult for investors to sell their stock.

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  If our common stock becomes subject to the penny stock rules, holders of our shares may have difficulty selling those shares.

Forward Looking Statements

This following information specifies certain forward-looking statements of management of the company. Forward-looking statements are statements that estimate the happening of future events are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as “may”, “shall”, “could”, “expect”, “estimate”, “anticipate”, “predict”, “probable”, “possible”, “should”, “continue”, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares being offered by the selling shareholders.

Determination of Offering Price

The selling stockholders will determine at what price they may sell the shares of common stock offered by this prospectus, and such sales may be made at prevailing market prices, or at privately negotiated prices.

Dilution

The shares offered for sale by the selling shareholders are already outstanding and, therefore, do not contribute to dilution.

Selling Shareholders

The following table sets forth information concerning the selling shareholders including:

1.	the number of shares owned by the selling shareholders prior to this offering;
2.	the total number of shares that are to be offered by the selling shareholders;
3.	the total number of shares of common stock that will be owned by the selling shareholders upon completion of the offering; and
4.	the percentage of common stock that will be owned by the selling shareholders upon completion of the offering if all of the offered shares are sold by the selling shareholders.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling shareholders. The selling shareholders have no position or office with us, nor any material relationship with us, except as listed below. The selling shareholders are not broker-dealers or affiliates of broker-dealers to our knowledge.

Name of Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder Before the Offering	Amount of Shares of Common Stock to be Offered by the Selling Shareholder	Amount of Shares of Common Stock Owned by Selling Shareholder After the Offering	Percentage of Common Stock Owned if all of the Offered Shares Are Sold
Tom Chen	40,000	40,000	0	0%
John J. Garrigan III	8,000	8,000	0	0%
Matthew J. Folsom	10,000	10,000	0	0%
David Sivak	6,000	6,000	0	0%
Suiyuen Wong	2,000	2,000	0	0%
Gregory Michael Smith	2,000	2,000	0	0%
Lawrence Leisz	12,000	12,000	0	0%
Tina Florance	6,000	6,000	0	0%
Stanley McCrosky	4,000	4,000	0	0%
Christian Negri	4,000	4,000	0	0%
Michael S. Kroll	8,000	8,000	0	0%
Christine M. Bertrand	30,000	30,000	0	0%
Victor R. Maza	10,000	10,000	0	0%
PCB Enterprises, Inc. (1)	40,000	40,000	0	0%
Stacie DeMate	28,000	28,000	0	0%
Glenn LePalme	4,000	4,000	0	0%
Joyce C. Speakman	28,000	28,000	0	0%
Michael Bruce Armstrong	10,000	10,000	0	0%
Chris Christensen	20,000	20,000	0	0%
Barbara Leake	28,000	28,000	0	0%
Lauriebeth L. Bugawan	1,000	1,000	0	0%
Louis K. Chow	1,000	1,000	0	0%
Brad Thompson	40,000	40,000	0	0%
Isaac Flores	2,000	2,000	0	0%
Silentium, LLC (2)	4,000	4,000	0	0%
Dan B. Dalsimer	4,000	4,000	0	0%
Danny Patrick Werner	6,800	6,800	0	0%
Shelby Mirrotto	5,000	5,000	0	0%
Gregory Nelson	4,000	4,000	0	0%
Andy Moeck	20,000	20,000	0	0%
Shadow Trust (3)	20,000	20,000	0	0%
Andy Hinsch	20,000	20,000	0	0%
Scott Gassaway	2,400	2,400	0	0%
Christopher A. Roesti	1,600	1,600	0	0%
Jessica Delano	4,000	4,000	0	0%
Jason W. Kuncas	2,000	2,000	0	0%
ID Zines Productions, Inc. (4)	40,000	40,000	0	0%
(1) Jeff Hoss has sole voting and investment control over the securities held by PCB Enterprises, Inc.
(2) Gary Meuser-Schaede has sole voting and investment control over the securities held by Silentium, LLC.
(3) Joseph Winkelmann has sole voting and investment control over the securities held by Shadow Trust.
(4) Dale Snowden has sole voting and investment control over the securities held by ID Zines Productions, Inc.

Plan of Distribution

The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• privately negotiated transactions;
• to cover short sales made after the date that this registration statement is declared effective by the Securities and Exchange Commission;
• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification to us that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders may be deemed to be “underwriters” and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

We have advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Legal Proceedings

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons

Executive Officers and Directors. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

The following table sets forth information regarding our executive officer and directors.

Name	Age	Position
Eduardo Biancardi	42	President, Secretary, Chief Financial Officer and Director
Timothy Neely	37	Chief Operating Officer
Santana Martinez	37	Director

Eduardo Biancardi. Mr. Eduardo Biancardi   has been our   President, Secretary, Chief Financial Officer and one of our directors since May 2007.  Mr. Biancardi has traveled extensively to various international surf locations over the last ten years, including Mexico (Mainland & Baja), Costa Rica, El Salvador, Panama, Argentina, Brazil, Chile, Peru, Ecuador, Spain, France, Portugal, Germany, Canary Islands, Morocco, Australia, New Zealand, Fiji, Taiwan and Indonesia. From June 2005 to present, Mr. Biancardi has been researching potential surf resort locations while working as surf guide and photographer in Indonesia. From January 2006 to September 2006, Mr. Biancardi performed marketing services for Padang Padang Surf Camp in Bali, Indonesia. From 1996 to 2005, Mr. Biancardi worked as a marketing representative for ITW Shippers, a manufacturer of products designed to meet the needs of companies shipping their products using different modes of transportation. Mr. Biancardi is fluent in Spanish and is conversant in Indonesian and Italian. Mr. Biancardi earned his Bachelors degree in Communications from California State University, Long Beach in 1991. Mr. Biancardi is not an officer or director of any other company.

Timothy Neely.  Mr. Timothy Neely was appointed to serve as Chief Operating Officer effective June 30, 2010.  Over the last four years, Timothy Neely has spent significant time in San Juanico, which is where the Registrant’s property is located in Baja California, Mexico. In addition, Mr. Neely has assisted in the development of another property in San Juanico and maintains relationships with many of the local contractors. Mr. Neely is also fluent in Spanish. Mr. Neely earned a Bachelor of Arts in Communications from California State University, Fullerton in 1998. For the past sixteen years, Mr. Neely has worked as a paid fireman and currently is a Fire Captain for the Rincon Fire Department in San Diego County. Mr. Neely is not an officer or a director of any other reporting company. Mr. Neely owns 100,000 shares of our common stock.

Santana Martinez. Mr. Santana Martinez has been one of our directors since our inception in 2006. Since 1992, Mr. Martinez has worked in various capacities at Mercedes Benz dealerships in Nevada and Southern California. He currently is the wholesale parts advisor for Fletcher Jones Mercedes in Las Vegas, Nevada. Mr. Martinez is semi-fluent in Spanish. Mr. Martinez is not an officer or director of any other company.

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  All officers are appointed annually by the board of directors and, subject to employment agreements (which do not currently exist), serve at the discretion of the board. Currently, directors receive no compensation.

There is no family relationship between any of our officers or directors.  However, Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC, our principal shareholder. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC.  Michelle Neely is the sister-in-law of Timothy Neely.  There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Eduardo Biancardi 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	40,000 shares President, Secretary, Chief Financial Officer and director	1.06%
Common Stock	Timothy Neely 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	100,000 shares (1) Chief Operating Officer	2.65%
Common Stock	Santana Martinez 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares (1) director	83.30%
Common Stock	ISR Investments LLC (2) 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares	83.30%
Common Stock	All directors and named executive officers as a group	3,280,000 shares	87.01%
(1) Includes 3,160,000 shares of common stock held by ISR Investments LLC. Santana Martinez is deemed to beneficially own those shares.
(2) Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC. Michelle Neely is the sister-in-law of Timothy Neely.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.   Our   management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

Code of Ethics. We do not currently have a Code of Ethics that applies to all employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We plan to adopt a Code of Ethics.

Nominating Committee.   Our entire Board participates in consideration of director nominees. The Board will consider candidates who have experience as a board member or senior officer of a company or who are generally recognized in a relevant field as a well-regarded practitioner, faculty member or senior government officer.  The Board will also evaluate whether the candidates' skills and experience are complementary to the existing Board's skills and experience as well as the Board's need for operational, management, financial, international, technological or other expertise. The Board will interview candidates that meet the criteria and then select nominees that Board believes best suit our needs.

The Board will consider qualified candidates suggested by stockholders for director nominations. Stockholders can suggest qualified candidates for director nominations by writing to our Corporate Secretary, Eduardo Biancardi, at 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002. Submissions that are received that meet the criteria described above will be forwarded to the Board for further review and consideration. The Board will not evaluate candidates proposed by stockholders any differently than other candidates

Compensation Committee. The board of directors has no compensation committee.

Audit Committee Financial Expert.   Our board of directors does not have an “audit committee financial expert,” within the meaning of such phrase under applicable regulations of the Securities and Exchange Commission, serving on its audit committee.  We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of our start-up operations, we believe the services of a financial expert are not warranted.

Audit Committee. Presently, the board of directors acts as the audit committee. The board of directors does not have an audit committee financial expert. The board of directors has not yet recruited an audit committee financial expert to join the board of directors because we have only recently commenced a significant level of financial operations.

Description of Securities

Description of Capital Stock. We are authorized to issue 100,000,000 shares of $.001 par value common stock. We had 3,769,800 shares of common stock issued and outstanding as of March 31, 2010.

Common Stock.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control.

Interest of Named Experts and Counsel

No “expert” or our “counsel” was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Article Eight of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada General Corporation Law, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Organization Within Last Five Years

Transactions with Promoters.  Timothy Neely was our promoter and served as one of our officers and directors through April 2007.  In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely in exchange for $5,000, or $0.005 per share.  Mr. Neely was appointed as our Chief Operating Officer on June 30, 2010.

Description of Business

Our Background. We were incorporated in Nevada on December 4, 2006.

Our Business. We are an Internet-based provider of international surf resorts, camps and guided surf tours. We also intend to operate a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own approximately 2.5 acres of land on the beach at Scorpion Bay.

We are developing a website which advertises privately owned surf resorts, camps and guided surf tours in locations that we believe offer world class surf.  For surf resort operators and property owners, our website will market their resorts, camps, and property rentals.  Our primary source of revenue from our website will be fees that are charged to the surf resort operators or property owners as a percentage of the vacationers’ total rental price. We anticipate that those fees will continue to be our primary source of revenue from our website, although we may attempt to generate additional revenue sources such as Internet advertising.

In June 2009, we launched a pilot program to determine the feasibility of operating a small surf resort in Bali. As part of the program, we purchased a wood house in Bali for $5,200 and leased the land where the house is located for $400 per month. The land is located very close to a beach which has a very good surf break.  Our president is currently living in Bali and is responsible to sanding and re-finishing the house to make it suitable for living. Our president believes that we can purchase several wood houses at prices comparable to the price we paid for the initial house. During the next twelve months, we plan to assess the feasibility of leasing a large plot of land near the break which would be suitable for multiple houses. In order to purchase those additional houses and operate a small surf resort in this area, we will need to raise additional capital.

Our Proposed Surf Resort. We intend to develop a surf camp at Scorpion Bay, which is located in San Juanico, Baja California Sur, Mexico. Through our Mexican subsidiary, we own one hectare, which is approximately 2.5 acres of land, on the beach at Scorpion Bay. Our parcel has 50 meters of oceanfront and a length of 243 meters. South swells from the southern hemisphere and local hurricanes spin off mainland Mexico sending what we believe are perfect waves to a series of point breaks at Scorpion Bay. The land at Scorpion Bay has recently been privatized and ocean front properties have been listed for sale. In addition, the Mexican government is currently paving the road that provides access to Scorpion Bay.

For the foreseeable future, we intend to lead surfing expeditions to Scorpion Bay and hold camps on our property. We hope to generate revenues from our surf camps during the summer season when there are historically a consistent amount of south swells.

We are reviewing plans to study the feasibility of building surf casas, or vacation rentals, for our camps and for visiting surfers and travelers to rent from us when we are not holding our camps.  We are also assessing the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product.

Recent Developments.  In June 2009, we launched a pilot program to determine the feasibility of operating a small surf resort in Bali. As part of the program, we purchased a wood house in Bali for $5,200 and leased the land where the house is located for $400 per month. The land is located very close to a beach which has a very good surf location.  Our president, Eduardo Biancardi, is currently living in Bali and has sanded and re-finished the house to make it suitable for living. Our president believes that we can purchase several wood houses at prices comparable to the price paid for the initial house. Over the last twelve months, we have assessed the feasibility of leasing a large plot of land near the surf location which would be suitable for multiple houses. From the research we conducted in the pilot program, our president believes that we can lease such a property and establish a small surf resort and camp in Bali. We have recently identified a property that we hope to lease and begin the process of establishing the surf resort and camp.  In order to purchase the additional houses and operate a small surf resort in this area, we will need to raise additional capital. In order to fund this project, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, director and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all.

In addition, during the next three to six months, our primary objective is to complete our assessment of the opportunities for our property located in San Juanico, Baja California, Mexico. We are currently assessing the feasibility of building surf casas and also the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product. In order to properly determine the feasibility of those projects, Timothy Neely, our Chief Operations Officer appointed June 30, 2010, intends to travel to the property in the next three to five months. We also intend to look for opportunities to work with other companies that will assist us in our development of the property. If we are able to sub-divide our parcel into smaller parcels and sell some of the subdivided lots, we may be able to use those proceeds to fund development of the remaining parcels, or to assist in the funding of the project in Bali. We need to raise additional capital to develop the property in San Juanico and to fund the project in Bali. We cannot guaranty that additional funding will be available on favorable terms, if at all.

Our Website www.isurfresorts.com.   We are currently developing our website to allow consumers to search through all of our surf resorts, camps and rental properties and access detailed property information including photographs. Our primary source of revenue will be fees that are charged to the property owners as a percentage of the vacationer’s total rental rate. Fee percentages for vacation condominiums and homes range from approximately 3% to over 40% of rental rates depending on the market and the type of services provided to the property owner.

Internet Advertising. We anticipate that we will be able to generate advertising revenues from companies which have complementary products such as airlines and travel agents and desire to advertise our on website. The Internet is an attractive method for certain advertisers, depending on the number of unique visitors we have to our site, the amount of time they spend on our site and a variety of other factors.  Internet advertising spending continues to increase on an annual basis. We believe that significant revenues can be generated from online advertising from small business service providers and product vendors.

Future Website and Products. We hope to design our future website to provide a wide range of services to surfers and surf resort and camp operators as well as vacation rental owners. Our website will continue to allow consumers to search through all of our surf resorts, camps and vacation rentals and access detailed information including photographs of the surf and accommodations. We hope that our future website will also allow users to obtain local information about the location of the surf resort as well as information about special offers and promotions. As we generate revenues, we anticipate that we will expand our website to include specialized concierge-type services for traveling surfers and their families.

Our Target Markets and Marketing Strategy.   We believe that our primary target market will consist of surfers and vacationers as well as surf resort and camp operators and vacation rental owners that desire to promote the rental of their surf resorts and camps and rental properties. We believe that many operators and owners desire to book their surf resorts and rent their properties without being responsible for the advertising and promotion of their own properties.

We will market and promote our website on the Internet. Our marketing strategy is to promote our services and products and attract businesses to our website.  Our marketing initiatives include:

• utilizing direct response print advertisements placed primarily in surf related magazines and special interest magazines;
• links to industry focused websites;
• develop and print sales and marketing materials including brochures and cards; and
• initiate direct contact with those potential customers.

Growth Strategy. Our objective is to become one of the dominant providers of surf resorts and camps and guided surf tours in surf related areas.  Key elements of our strategy include:

• create awareness of our products and services;
• continue and expand our website;
• increase the number of Internet users to our website;
• increase our relationships with clients;
• provide additional services for businesses and consumers; and
• pursue relationships with joint venture candidates which will support our development. We currently do not have plans, agreements, understandings or arrangements to engage in joint ventures.

Our Industry. The surf resort, camp and vacation rental industry is highly fragmented, with many small companies that offer surf resorts and camps throughout the world. We believe this fragmented market presents a significant opportunity for a company offering a branded, international network of high quality surf resorts, camps and vacation rentals with superior levels of customer service.

Our Competition. The surf resort, camp and vacation rental industry is highly competitive and has low barriers to entry. We believe that the principal competitive factors in attracting our customers are:

• the quality of the surf at the locations that we showcase on our website; and
• quality, cost and breadth of services and properties provided.

We also compete for customers from other operators of surf camps in Baja California and specifically Scorpion Bay. Many of these competitors have greater financial resources than we have and have been in operation for many years more than us. In addition, many of these companies have greater name recognition among surfers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than we would for the same acquisition opportunities. Promotora Punta Pequena has operated a surf camp on the main point in Scorpion Bay for several years and currently rents vacation casas to traveling surfers. We do not know if we will be able to compete with Promotora Punta Pequena as a surf camp operator or provider of vacation rentals.

We also compete directly with other companies and businesses that have online surf resort, camps and vacation rental services which are functionally equivalent or similar to our proposed website. We expect that these competitors will market those websites to our target customers, which will significantly affect our ability to compete. Many of these competitors have greater financial resources and can afford to spend more resources than we can to market their websites. We cannot guaranty that we will succeed in marketing our websites and generating revenues. We cannot guaranty that our competitors will not succeed in marketing their websites and generating revenues.

Our Intellectual Property. We do not presently own any copyrights, patents, trademarks, licenses, concessions or royalties, and we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable.  Although we may take action to protect our unpatented trade secrets and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that

• these agreements will not be breached;
• we would have adequate remedies for any breach; or
• our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of both our products and services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

We currently own the domain name www.isurfresorts.com. Under current domain name registration practices, no one else can obtain a duplicate domain name, but someone might obtain a similar name to the domain name we ultimately use, or the identical name with a different suffix, such as “.org”, or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Government Regulation. We are subject to federal, state and local laws and regulations generally applied to businesses, such as payroll taxes on the state and federal levels. We believe that we are in conformity with all applicable laws in Nevada and the United States.

We are also subject to the laws and regulations of Mexico.   Mexico is subject to changing political, economic and regulatory influences that will affect our business practices and operations. The North American Free Trade Agreement has fostered ties between Mexico, the United States and Canada by removing trade restrictions. However, foreign ownership of land in Mexico has traditionally been subject to heavy regulation by the Mexican government. Any of these regulations or a change in the current regulations could significantly hinder our ability to develop our property in Mexico, which would negatively impact our ability to generate revenues.  We cannot predict what impact, if any, such factors might have on our business, financial condition and results of operations.

In the early 1900s, Mexico began the process to provide farmers a beneficiary interest to land owned by the government. Those government parcels are known as “ejidos”. In 1992, the Mexican government amended the laws to provide a process of legal entitlement thereby giving the ejido farmers the right to convert the land to private property and allowing them to benefit monetarily from the ensuing regularization process. We believe the property we purchased has been properly regularized and therefore, the seller had the right to sell the land to us. If the property was not properly regularized and converted to private property, then we may not actually own the property that we purchased. There have been numerous, well publicized cases and examples of Americans, Canadians and other non-Mexicans buying ejido land that has not been properly regularized. We cannot guaranty that the property we purchased was properly regularized and converted to private property.

We believe that foreigners are able to purchase Mexican real estate through a bank trust called a Fideicomiso. The Fideicomiso enables foreigners to own property in Mexico in what is called the “restricted zone.” The restricted zone is that land which is located within 60 miles of the border or 30 miles of the coastline. The Fideicomiso gives the purchaser all rights of ownership.  If the parcel is larger than 2000 square meters, approximately one half acre, then the property should be held in a Mexican corporation, which is wholly foreign owned with the intention of doing business. Because the parcel is one hectare, or approximately 12,150 square meters,   we hired a local Mexican attorney to form a Mexican subsidiary corporation for the purpose of owning the property located at San Juanico, Baja California Sur, Mexico. We believe we have followed the appropriate laws regarding foreign ownership of land in Mexico and that we are in conformity with all applicable laws in the relevant jurisdictions. Although we have followed the advice of our Mexican legal counsel, we cannot guaranty we have clean title to the property located at San Juanico, Baja California Sur, Mexico.

Our Mexican Subsidiary. In February 2007, we incorporated ISR de Mexico, S. de R. L. de C.V., a Mexico corporation, for the purpose of owning the property at San Juanico, Baja California Sur, Mexico. We own approximately 55% of the issued and outstanding shares of our Mexican subsidiary’s capital stock. Timothy Neely, our former officer, director and principal shareholder, owns approximately 15% of the issued and outstanding shares of our Mexican subsidiary’s capital stock. ISR Investments LLC, one of our principal shareholders, owns approximately 30% of the issued and outstanding shares of our Mexican subsidiary’s capital stock.

Our Research and Development.   We are not currently conducting any research and development activities, other than the development of our website.  We do not anticipate conducting such activities in the near future.

Employees.   As of March 31, 2010, we have no employees other than our officers. We will utilize independent contractors, consultants, and other creative personnel from time to time to assist in developing our products.  We are not a party to any employment agreements.

Our Facilities.   Our offices are located at 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our office space is provided to us by one of our directors at no charge.  We treat the usage of the office space as additional paid-in capital and charge the estimated fair value rent of $150 per month to operations. We recorded total rent expense of $1,800 for the year ended December 31, 2009. We believe that our facilities are adequate for our needs. We do not own any real estate.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Critical Accounting Policies and Estimates. Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, and contingencies and litigation. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The most significant accounting estimates inherent in the preparation of our financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources. These accounting policies are described at relevant sections in this discussion and analysis and in the notes to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009.

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements for the year ended December 31, 2009.

For the year ended December 31, 2009 as compared to the year ended December 31, 2008.

Results of Operations.

Revenues.   We had no revenue for the years ended December 31, 2009 and 2008.

Operating Expenses and Net Loss. We had total operating expenses of $31,997 for the year ended December 31, 2009, as compared to total operating expenses of $46,837 for the year ended December 31, 2008. The decrease in total operating expenses between the comparable periods is primarily due to decreases in certain of our operating expenses.  Specifically, legal and professional fees decreased from $43,489 for the year ended December 31, 2008, to $34,142 for the year ended December 31, 2009.  Our general and administrative expenses decreased from $7,623 for the year ended December 31, 2008, to $2,669 for the year ended December 31, 2009. Our legal and professional fees and general and administrative expenses were higher for the comparable period in 2008 due to the costs associated with becoming a public company.

Net Loss. For the year ended December 31, 2009, our net loss was $41,370, as compared to a net loss of $52,917 for the year ended December 31, 2009. The decrease in the net loss was due to the decreases in legal and professional fees and general and administrative expenses for the year ended December 31, 2009.  We expect to continue to incur net losses for the foreseeable future.

Liquidity and Capital Resources. We had cash of $43,055 as of December 31, 2009, as compared to cash of $74,588 as of December 31, 2008. We also had prepaid expenses of $2,568 as of December 31, 2009, for total current assets of $45,623 as of that date.   In June 2007, we raised $132,450 in a private placement in exchange for 529,800 shares of our common stock. We have used a small portion of those proceeds for the audit and review of our financial statements. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000.  As of December 31, 2009, our investment in real property was $61,335; after property and equipment of $5,596 net of accumulated depreciation, our total assets as of December 31, 2009 were $112,554.  We expect that we will incur expense related to our president traveling to the property located in San Juanico, Baja California, Mexico, as well as professional fees to determine feasibility of potential uses of that property. As of December 31, 2009, our total liabilities were $58,014, all of which was represented by accounts payable.

During 2010, we anticipate that we will incur significant accounting costs associated with the audit and review of our financial statements. We expect that the legal and accounting costs of being a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company and those anticipated costs related to our real property as specified above, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity. We had no long term liabilities, commitments or contingencies.

In September 2007, we filed a Registration Statement on Form SB-2 for the registration of 489,800 shares of our outstanding common stock.  On October 4, 2007, our registration statement was declared effective by the Securities and Exchange Commission.  The purpose of the SB-2 was to register shares of common stock held by our existing shareholders.

For the three months ended March 31, 2010 as compared to the three months ended March 31, 2009.

Results of Operations.

Revenues.   We had no revenue for the three months ended March 31, 2010 as compared to the three months ended March 31, 2009, during which we also had no revenue.

Operating Expenses and Net Loss. We had total operating expenses of $3,634 for the three months ended March 31, 2010, as compared to total operating expenses of $17,547 for the three months ended March 31, 2009. The decrease in total operating expenses between the comparable periods is primarily due to a decrease in legal and professional fees.  Specifically, legal and professional fees decreased from $15,613 for the three months ended March 31, 2009, to $1,322 for the three months ended March 31, 2010.

Net Loss. For the three months ended March 31, 2010, our net loss was $3,599 as compared to a net loss of $17,248 for the three months ended March 31, 2009. The decrease in the net loss was due to the decrease in legal and professional fees for the three months ended March 31, 2010.  We expect to continue to incur net losses for the foreseeable future.

Liquidity and Capital Resources. We had cash of $36,468 and prepaid expenses of $1,368 as of March 31, 2010, which together comprises our total current assets of $37,854.  As of March 31, 2010, our investment in real property was $61,335, which along with $5,512 in property and equipment, net of accumulated depreciation, equaled our total assets of $104,701.  We expect that we will incur expenses related to professional fees to determine feasibility of potential uses of our property located in San Juanico, Baja California, Mexico.  As of March 31, 2010, our total liabilities were $53,310, all of which was represented by accounts payable.  We had no long term liabilities, commitments or contingencies.

 During 2010, we anticipate that we will continue to incur significant accounting costs associated with the audit and review of our financial statements. We also expect that the legal and accounting costs of being a public company will continue to impact our liquidity and we may need to obtain funds to pay those expenses. Other than the anticipated increases in legal and accounting costs due to the reporting requirements of being a reporting company and those anticipated costs related to our real property as specified above, we are not aware of any other known trends, events or uncertainties, which may affect our future liquidity.

Our Plan of Operation for the Next Twelve Months.   To effectuate our business plan during the next twelve months, we must determine the feasibility of building surf casas, or vacation rentals, for our property located in San Juanico, Baja California, Mexico.  We are currently assessing the feasibility of building surf casas and also the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product. In order to properly determine the feasibility of those projects, our president Eduardo Biancardi intends to travel to the property and visit the property for a period of time. We also intend to look for opportunities to work with other companies that will assist us in our development of the property. In addition, during the next twelve months, we must continue to develop our website and begin to attract customers.

During the next three to six months, our primary objective is to complete our assessment of the opportunities for the property located in San Juanico, Baja California, Mexico, and complete development of our website. During the next six to twelve months, we hope to raise additional funds so that we can expand our product offerings and begin generating revenues. We believe that we will need to spend approximately $5,000 to complete the development of website. In order to market and promote our services and develop our property in San Juanico, Baja California, Mexico, we will need to raise additional capital. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate revenues. If we are not able to generate additional revenues that cover our estimated operating costs, our business may ultimately fail.

In June 2009, we launched a pilot program to determine the feasibility of operating a small surf resort in Bali. As part of the program, we purchased a wood house in Bali for $5,200 and leased the land where the house is located for $400 per month. The land is located very close to a beach which has a very good surf break.  Our president is currently living in Bali and is responsible to sanding and re-finishing the house to make it suitable for living. Our president believes that we can purchase several wood houses at prices comparable to the price we paid for the initial house. During the next twelve months, we plan to assess the feasibility of leasing a large plot of land near the break which would be suitable for multiple houses. In order to purchase those additional houses and operate a small surf resort in this area, we will need to raise additional capital.

To date, we have experienced significant difficulties in raising additional capital.  We believe our inability to raise significant additional capital through debt or equity financings is due to various factors, including, but not limited to, a tightening in the equity and credit markets. We had hoped to expand our operations during the last six months. However, our ability to commence and expand operations has been negatively affected by our inability to raise significant capital and our inability to generate significant revenues.

We had cash of $36,486 as of March 31, 2010. In the opinion of management, available funds may satisfy our working capital requirements for the next twelve months. Our forecast for the period for which our financial resources will be adequate to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.  In the event that we experience a shortfall in our capital, we intend to pursue capital through public or private financing as well as borrowings and other sources, such as our officers, director and principal shareholders. We cannot guaranty that additional funding will be available on favorable terms, if at all. If adequate funds are not available, we hope that our officers, director and principal shareholders will contribute funds to pay for our expenses to achieve our objectives over the next twelve months. However, our officers, director and principal shareholders are not committed to contribute funds to pay for our expenses.

We are not currently conducting any research and development activities other than the development of our website which we expect the total cost to be approximately $5,000. We do not anticipate that we will purchase or sell any significant equipment. In the event that we generate significant revenues and expand our operations, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Off-Balance Sheet Arrangements.   We have no off-balance sheet arrangements.

Description of Property

Property held by us. As of March 31, 2010, through our Mexican subsidiary, we own one hectare, which is approximately 2.5 acres of land located in San Juanico, Baja California Sur, Mexico. The property is undeveloped land located adjacent to the beach. Our parcel has 50 meters of oceanfront and a length of 243 meters. There is no mortgage or lien on the property. We are reviewing plans to study the feasibility of building surf casas, or vacation rentals, for our camps and for visiting surfers and travelers to rent from us when we are not holding our camps.  We are also assessing the feasibility of sub-dividing our parcel into smaller parcels and selling them as we believe that we can sell the smaller lots at a significant gain on our cost. We also may build on the subdivided lots and offer the surf casas for sale as a finished product. We believe the property is suitable for the uses we are contemplating, although there is currently no electricity or water at the property. We are currently assessing the estimated cost of any proposed program for the renovation, improvement or development of the property. We will need to obtain financing to develop the property. We do not have any insurance for the property. We do not presently own any other interests in real estate.

Our Facilities.   Our offices are located at 1097 Country Coach Dr., Suite 705, Henderson, Nevada 89002. Our office space is provided to us by one of our directors at no charge.  We treat the usage of the office space as additional paid-in capital and charge the estimated fair value rent of $150 per month to operations.  We recorded total rent expense of $1,800 for the years ended December 31, 2009 and 2008. We believe that our facilities are adequate for our needs. We do not own any real estate.

Certain Relationships and Related Transactions

Related party transactions.

In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely, who was our founder and our officer and director at inception.  These shares were issued in exchange for cash of $5,000, or $0.005 per share. Mr. Neely was appointed as our Chief Operating Officer on June 30, 2010.

Santana Martinez, one of our directors, provides office space to us at no charge. Our financial statements will reflect, as occupancy costs, the fair market value of that space, which is approximately $150 per month. We treat the usage of the office space as additional paid-in capital and charge the estimated fair value rent of $150 per month to operations. We recorded total rent expense of $1,800 for the year ended December 31, 2009.

On December 5, 2006, we executed three unsecured promissory notes in exchange for $20,000 from Timothy Neely, our former officer, former director and at the time, a principal shareholder, along with $70,000 from Ryan Neely, one of our principal shareholders, and $20,000 from Michael Muellerleile, one of our principal shareholders, respectively.  The notes bear interest at 8% and were due upon demand, no later than March 5, 2007.  As of March 21, 2007, Timothy Neely and Michael Muellerleile each agreed to convert their notes into 80,000 shares of our common stock at a conversion price of $0.25 per share. Both Mr. Neely and Mr. Muellerleile agreed to forgive any interest due pursuant to the notes. As of March 21, 2007, Ryan Neely agreed to convert $20,000 of his note into 80,000 shares of our common stock at a conversion price of $0.25 per share. We repaid the balance of the note, $50,000, to Mr. Neely and he agreed to forgive any interest due pursuant to the note. Mr. Timothy Neely was appointed as our Chief Operations Officer on June 30, 2010, and is the brother of Ryan Neely.

From our inception (December 4, 2006) through March 31, 2010, we utilized office space of a director at no charge.  We treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations.  We recorded total rent expense of $450 for each of the three months ended March 31, 2010 and 2009.

We believe that each report transaction and relationship is on terms that are at least as fair to us as would be expected if those transactions were negotiated with third parties.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

•	disclose such transactions in prospectuses where required;
•	disclose in any and all filings with the Securities and Exchange Commission, where required;
•	obtain disinterested directors consent; and
•	obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters

Market Information.  In January 2008, our common stock became eligible for quotation on the Over-the-Counter Bulletin Board under the symbol “ISFR”. As of July 12, 2010, no shares of our common stock have traded since July 7, 2009 at $1.05 per share.

Reports to Security Holders. We file annual, quarterly and current reports with the Securities and Exchange Commission.  The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

We had 3,769,800 shares of common stock issued and outstanding as of March 31, 2010.

As of March 31, 2010, there were 41 record holders of our common stock.

There are no outstanding shares of our common stock which can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We registered for sale 489,800 shares of common stock held by our shareholders in our registration Statement on Form SB-2, which was declared effective by the SEC on October 4, 2007.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Recent Sales of Unregistered Securities. There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In June 2007, we issued 529,800 shares of our common stock for $0.25 per share for gross proceeds of $132,450. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission.

In December 2006, we issued 1,000,000 shares of our common stock to Timothy Neely, our founder and former officer and director, and 2,000,000 shares of our common stock to two individuals.  These shares were issued in exchange for gross proceeds of $15,000, or $.005 per share. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act.

Use of Proceeds of Registered Securities. There were no sales or proceeds during the calendar year ended December 31, 2009, for the sale of registered securities.

Penny Stock Regulation.   Shares of our common stock will probably be subject to rules adopted the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in “penny stocks”.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

• a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

• a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities’ laws;

• a brief, clear, narrative description of a dealer market, including "bid" and "ask” prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
• a toll-free telephone number for inquiries on disciplinary actions;
• definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
• such other information and is in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

• the bid and offer quotations for the penny stock;
• the compensation of the broker-dealer and its salesperson in the transaction;
• the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
• monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules.  Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Purchases of Equity Securities. None during the period covered by this report.

Executive Compensation

Summary Compensation Table.   The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officer and our only other executive officer during the years ending December 31, 2009 and 2008.

Name and Principal Position	Year Ended	Salary $	Bonus $	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Nonqualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Eduardo Biancardi President, Secretary, Chief Financial Officer	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

Except as set forth above, none of our officers and/or directors currently receives any compensation for their respective services rendered to the Company. Officers and directors have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until we have generated sufficient revenues from our operations.

Stock Options/SAR Grants. No grants of stock options or stock appreciation rights were made since our date of incorporation in December 2006.

Long-Term Incentive Plans. As of December 31, 2009, we had no group life, health, hospitalization, or medical reimbursement or relocation plans in effect. Further, we had no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us.

Employment Contracts and Termination of Employment. We do not anticipate that we will enter into any employment contracts with any of our employees. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation or retirement).

Outstanding Equity Awards at Fiscal Year-end. As of the year ended December 31, 2009, the following named executive officer had the following unexercised options, stock that has not vested, and equity incentive plan awards:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Nested	Value of Unearned Shares, Units or Other Rights Not Vested
Eduardo Biancardi President, Secretary, Chief Financial Officer	0	0	0	0	0	0	0	0	0

Director Compensation. Our directors received the following compensation for their service as directors during the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Stock Awards $	Option Awards $	Non-Equity Incentive Plan Compensation $	Non-Qualified Deferred Compensation Earnings $	All Other Compensation $	Total $
Eduardo Biancardi	0	0	0	0	0	0	0
Santana Martinez	0	0	0	0	0	0	0

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 30, 2010, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Eduardo Biancardi 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	40,000 shares President, Secretary, Chief Financial Officer and director	1.06%
Common Stock	Timothy Neely 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	100,000 shares Chief Operating Officer	2.65%
Common Stock	Santana Martinez 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares (1) director	83.30%
Common Stock	ISR Investments LLC (2) 1097 Country Coach Dr., Suite 705 Henderson, Nevada 89002	3,140,000 shares	83.30%
Common Stock	All directors and named executive officers as a group	3,280,000 shares	87.01%
(1) Includes 3,160,000 shares of common stock held by ISR Investments LLC. Santana Martinez is deemed to beneficially own those shares.
(2) Santana Martinez has sole voting and investment control over the securities held by ISR Investments LLC. Santana Martinez, Michelle Neely and Michael Muellerleile are the members of ISR Investments LLC.  Michelle Neely is the sister-in-law of Timothy Neely.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control.   Our   management is not aware of any arrangements which may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

No Equity Compensation Plan. We do not have any securities authorized for issuance under any equity compensation plan.  We also do not have an equity compensation plan and do not plan to implement such a plan.

Financial Statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS

ASSETS

	March 31, 2010 (Unaudited)	December 31, 2009

Current assets
Cash	$36,486	$43,055
Prepaid expenses	1,368	2,568

Total current assets	37,854	45,623

Property and equipment, net of
accumulated depreciation	5,512	5,596

Investment in real property	61,335	61,335

Total assets	$104,701	$112,554

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$53,310	$58,014

Total current liabilities	53,310	58,014

Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares authorized, 3,769,800 shares issued and outstanding as of March 31, 2010 and December 31, 2009, respectively	3,770	3,770
Additional paid-in capital	209,680	209,230
Deficit accumulated during the development stage	(159,220)	(155,857)

Total stockholders’ equity	54,230	57,143

Noncontrolling interest	(2,839)	(2,603)

Total liabilities and stockholders’ equity	$104,701	$112,554

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

			Inception
			(December 4,
	Three Months Ended March 31,		2006) to
	2010	2009	March 31, 2010

Net revenue	$-	$-	$-

Operating expenses
Legal and professional fees	1,322	15,613	128,702
Dues and fees	-	813	10,270
Rent	1,650	450	10,000
General and administrative	662	671	17,237

Total operating expenses	3,634	17,547	166,209

Other income (expense), net	35	63	4,150

Net loss including noncontrolling interest	(3,599)	(17,484)	(162,059)

Less: Net loss attributable to noncontrolling interest	236	236	2,839

Net income (loss) attributable to ISRI	$(3,363)	$(17,248)	$(159,220)

Net income (loss) per common share – basic and diluted	$(0.00)	$(0.00)	$(.04)

Weighted average of common shares – basic and diluted	3,769,800	3,769,800	3,649,809

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH MARCH 31, 2010
(UNAUDITED)

				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Balance, December 4, 2006	-	$-	$-	$-	$-

Issuance of common stock, December 5, 2006	3,000,000	3,000	12,000	-	15,000

Additional paid-in capital in exchange for facilities provided by related party	-	-	150	-	150

Net loss attributable to ISRI	-	-	-	(2,847)	(2,847)

Balance, December 31, 2006	3,000,000	3,000	12,150	(2,847)	12,303

Notes payable conversion, May 3, 2007	240,000	240	59,760	-	60,000

Issuance of common stock, June 30, 2007	529,800	530	131,920	-	132,450

Additional paid-in capital in exchange for facilities provided by related party	-	r-	1,800	-	1,800

Net loss attributable to ISRI	-	-	-	(58,723)	(58,723)

Balance, December 31, 2007	3,769,800	3,770	205,630	(61,570)	147,830

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH MARCH 31, 2010
(UNAUDITED)

				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Additional paid-in capital in exchange for facilities provided by related party	-	$-	$1,800	$-	$1,800

Net loss attributable to ISRI	-	-	-	(52,917)	(52,917)

Balance, December 31, 2008	3,769,800	3,770	207,430	(114,487)	96,713

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,800	-	1,800

Net loss attributable to ISRI	-	-	-	(41,370)	(41,370)

Balance, December 31, 2009	3,769,800	3,770	209,230	(155,857)	57,143

Additional paid-in capital in exchange for facilities provided by related party	-	-	450	-	450

Net loss attributable to ISRI	-	-	-	(3,363)	(3,363)

Balance, March 31, 2010	3,769,800	$3,770	$209,680	$(159,220)	$54,230

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			Inception
	Three Months Ended March 31,		(December 4,
			2006) to
	2010	2009	March 31, 2010

Cash flows from operating activities
Net loss including noncontrolling interest	$(3,363)	$(17,248)	$(159,220)
Adjustments to reconcile net loss including noncontrolling interest to net cash provided by (used in) operating activities
Additional paid-in capital in exchange for facilities provided by related party	450	450	6,000
Depreciation	84	84	700
Changes in operating assets and liabilities
(Increase) decrease in prepaid expenses	1,200	(18)	(1,368)
Increase (decrease) in accounts payable and accrued expenses	(4,704)	4,451	53,310

Net cash used in operating activities	(6,333)	(12,281)	(100,578)

Cash flows from investing activities
Purchase of fixed assets	-	-	(6,212)
Investment in real property	-	-	(61,335)
Noncontrolling interest in subsidiary	(236)	(236)	(2,839)

Net cash used in investing activities	(236)	(236)	(70,386)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	147,450
Net proceeds/(payments) from stockholder loans	-	-	60,000

Net cash provided by financing activities	-	-	207,450

Net (decrease) increase in cash	(6,569)	(12,517)	36,486

Cash, beginning of period	43,055	74,588	-

Cash, end of period	$36,486	$62,071	$36,486

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			Inception
	Three Months Ended March 31,		(December 4,
			2006) to
	2010	2009	March 31, 2010

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Conversion of notes payable into common stock	$-	$-	$60,000

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

International Surf Resorts, Inc. (the Company) is currently a development stage company under the provisions of Statement of Financial Accounting Standards (SFAS) No. 7 “Accounting and Reporting by Development Stage Enterprises”, and was incorporated under the laws of the State of Nevada on December 4, 2006.  From inception (December 4, 2006) through December 31, 2009, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company is an Internet based provider of international surf resorts, camps, and guided surf tours. The Company also intends to operate a surf camp in San Juanico, Baja California Sur, Mexico on 2.5 acres of land that it owns there.

On February 19, 2007, the Company formed ISR de Mexico, a Mexican corporation, for the purpose of acquiring real estate in Mexico.  At December 31, 2009, the Company owned 55% of ISR de Mexico.  The remaining 45% interest is owned by related parties.

The Company has evaluated subsequent events through May 14, 2010, the date these consolidated condensed financial statements were issued.

Principles of Consolidation

The consolidated financial statements include the accounts of International Surf Resorts, Inc. and its 55% owned subsidiary, ISR de Mexico.  All inter-company accounts and transactions have been eliminated in consolidation and minority interests were accounted for in the consolidated statements of operations and the balance sheets.

Interest in Subsidiary

The Company’s percentage of controlling interest requires that operations be included in the consolidated financial statements. The percentage of equity interest that is not owned by the Company is shown as “Noncontrolling interest” in the consolidated balance sheets and consolidated statements of operations.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of Presentation

The unaudited financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 8 of Regulation S-X.  They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the annual report on Form 10-K of International Surf Resorts, Inc. for the period ended December 31, 2009. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three ended March 31, 2010 are not necessarily indicative of the results that may be expected for any other interim period or the entire year. For further information, these unaudited financial statements and the related notes should be read in conjunction with the Company’s audited financial statements for the period ended December 31, 2009 included in the Company’s annual report on Form 10-K.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long Lived Assets (continued)

fair value or disposable value. As of March 31, 2010, the Company did not deem any of its long-term assets to be impaired.

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC Statement No. 105, the “FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105).  ASC 105 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature.  ASC 105 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  The Company adopted ASC 105 for the financial statements during the year ended December 31, 2009.  The adoption of ASC 105 did not have an impact on the Company’s financial position or results of operations.

On April 1, 2009, the Company adopted ASC 825-10-65, “Financial Instruments – Overall – Transition and Open Effective Date Information” (ASC 825-10-65). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

 On April 1, 2009, the Company adopted ASC 855, “Subsequent Events” (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (continued)

presented. The adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

On July 1, 2009, the Company adopted ASU No. 2009-05, “Fair Value Measurements and Disclosures” (Topic 820) (ASU 2009-05). ASU 2009-05 provided amendments to ASC 820-10, “Fair Value Measurements and Disclosures – Overall”, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

2.           GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $159,220 from inception (December 4, 2006) through March 31, 2010.

The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception and additional debt or equity financing may be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value Measurements

 Determination of Fair Value

At March 31, 2010, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, prepaid expenses and accounts payable approximate their fair value due to the short period to maturity of these instruments.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

3.	FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Fair Value Measurements (continued)

The following table presents the Company's fair value hierarchy for those assets and liabilities measured at fair value on a recurring basis as of March 31, 2010 and December 31, 2009:

		March 31, 2010		December 31, 2009
	Level	Fair Value	Carrying Amount	Fair Value	Carrying Amount
Assets
Cash	1	$36,486	$36,486	$43,055	$43,055
Prepaid expenses	3	1,368	1,368	2,568	2,568
Liabilities
Accounts payable	3	53,310	53,310	58,014	58,014

4.           PROPERTY AND EQUIPMENT

Property and equipment at March 31, 2010 and December 31, 2009, consists of the following:

	March 31,	December 31,
	2010	2009
Computer equipment	$1,012	$1,012
Building	5,200	5,200
Less: accumulated depreciation	6,212 (700)	6,212 (616)
Total property and equipment	$5,512	$5,596

Depreciation expense for the three months ended March 31, 2010 and 2009 amounted to $84 and $84, respectively.

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

5.           INVESTMENT IN REAL PROPERTY

In December 2006, the Company acquired real property in Mexico for $57,500 to develop and potentially operate as a surf camp.  During the year ended December 31, 2007, the Company incurred additional costs of $3,835 related to the transfer of the property to the Company’s 55% owned subsidiary, ISR de Mexico.

6.           COMMON STOCK

On December 5, 2006, the Company issued 3,000,000 shares of its common stock to its founders at $.005 per share for a total of $15,000.

On May 3, 2007, the Company issued 240,000 shares of its common stock for the conversion of notes payable in the amount of $60,000.

In June 2007, the Company performed a private placement and issued 529,800 shares of its common stock at $0.25 per share for a total of $132,450.

In September 2007, the Company submitted its Registration Statement on Form SB-2 for the registration of 489,800 shares of its outstanding common stock.  On October 4, 2007, the Company’s registration statement was declared effective by the Securities and Exchange Commission.

7.           PROVISION FOR INCOME TAXES

As of March 31, 2010, the Company reported an estimated federal net operating loss carryforward of approximately $156,000 which can be used to offset future federal income tax.  The federal net operating loss carryforward expires in 2030.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

As of March 31, 2010, the Company had the following deferred tax assets that related to its net operating losses. A 100% valuation allowance has been established; as management believes it more likely than not that the deferred tax assets will not be realized:

Federal loss carryforward (@ 25%)	$39,000
Less: valuation allowance	(39,000)
Net deferred tax asset	$-

The Company’s valuation allowance increased by approximately $1,000 during the three months ended March 31, 2010.

8.           RELATED PARTY TRANSACTIONS

From the Company’s inception (December 4, 2006) through March 31, 2010, the Company utilized office space of a director of the Company at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations.  The Company recorded total rent expense of $450 for each of the three months ended March 31, 2010 and 2009.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
International Surf Resorts, Inc.

We have audited the accompanying balance sheet of International Surf Resorts, Inc. (a development stage company) as of December 31, 2009, and the related statements of operations, changes in stockholder’s equity (deficit) and cash flows for the year then ended and for the period from inception (December 4, 2006) through December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of International Surf Resorts, Inc., as of December 31, 2008 were audited by other auditors,  whose report dated March 20, 2009, on those statements included an explanatory paragraph that described the uncertainty of the Company's ability to continue as a going concern discussed in Note 2 to the financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Surf Resorts, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the year then ended and for the period from inception (December 4, 2006) through December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments may result from the outcome of this uncertainty.

Q Accountancy Corporation

/s/ Q Accountancy Corporation
Laguna Niguel, California
April 10, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
International Surf Resorts, Inc.
Henderson, Nevada

We have audited the accompanying consolidated balance sheets of International Surf Resorts, Inc. (a development stage company) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of International Surf Resorts, Inc. as of December 31, 2008 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred recurring operating losses and has an accumulated deficit.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Mendoza Berger & Company, LLP

Irvine, California
March 20, 2009

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008
ASSETS

	2009	2008
Current assets
Cash	$43,055	$74,588
Prepaid expenses	2,568	548

Total current assets	45,623	75,136

Property and equipment, net of
accumulated depreciation	5,596	732

Investment in real property	61,335	61,335

Total assets	$112,554	$137,203

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$58,014	$41,859

Total current liabilities	58,014	41,859

ISRI Stockholders’ equity
Common stock, $.001 par value; 100,000,000 shares authorized, 3,769,800 shares issued and outstanding as of December 31, 2009	3,770	3,770
Additional paid-in capital	209,230	207,430
Deficit accumulated during the development stage	(155,857)	(114,487)

Total ISRI stockholders’ equity	57,143	96,713

Noncontrolling interest	(2,603)	(1,369)
Total liabilities and stockholders’ equity	$112,554	$137,203

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
			Inception
			(December 4,
	Years Ended December 31,		2006) to
	2009	2008	December 31, 2009

Net revenue	$-	$-	$-

Operating expenses
Legal and professional fees	34,142	43,489	127,380
Dues and fees	1,437	2,942	10,270
Rent	4,600	1,800	8,350
Organization costs	-	-	2,140
General and administrative	2,669	7,623	14,435

Total operating expenses	42,848	55,854	162,575

Other income (expense), net	244	2,268	4,115

Net loss including noncontrolling interest	(42,604)	(53,586)	(158,460)

Less: Net loss attributable to noncontrolling interest	1,234	669	2,603

Net income (loss) attributable to ISRI	$(41,370)	$(52,917)	$(155,857)

Net income (loss) per common share – basic and diluted	$(0.01)	$(0.01)	$(.04)

Weighted average of common shares – basic and diluted	3,769,800	3,769,800	3,640,184

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (DECEMBER 4, 2006)
THROUGH DECEMBER 31, 2009
				Deficit
	Common Stock			Accumulated
	Number of Shares	Amount	Additional Paid-In Capital	During Development Stage	Total Stockholders’ Equity

Balance, December 4, 2006	-	$-	$-	$-	$-

Issuance of common stock, December 5, 2006	3,000,000	3,000	12,000	-	15,000

Additional paid-in capital in exchange for facilities provided by related party	-	-	150	-	150

Net loss attributable to ISRI	-	-	-	(2,847)	(2,847)

Balance, December 31, 2006	3,000,000	3,000	12,150	(2,847)	12,303

Notes payable conversion, May 3, 2007	240,000	240	59,760	-	60,000

Issuance of common stock, June 30, 2007	529,800	530	131,920	-	132,450

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,800	-	1,800

Net loss attributable to ISRI	-	$-	$-	$(58,723)	$(58,723)

Balance, December 31, 2007	3,769,800	3,770	205,630	(61,570)	147,830

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,800	-	1,800

Net loss attributable to ISRI	-	-	-	(52,917)	(52,917)

Balance, December 31, 2008	3,769,800	3,770	207,430	(114,487)	96,713

Additional paid-in capital in exchange for facilities provided by related party	-	-	1,800	-	1,800

Net loss attributable to ISRI	-	-	-	(41,370)	(41,370)

Balance, December 31, 2009	3,769,800	$3,770	$209,230	$(155,857)	$57,143

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Inception
	Years Ended December 31,		(December 4,
			2006) to
	2009	2008	December 31, 2009

Cash flows from operating activities
Net loss including noncontrolling interest	$(41,370)	$(52,917)	$(155,857)
Adjustments to reconcile net loss including noncontrolling interest to net cash provided by (used in) operating activities
Additional paid-in capital in exchange for facilities provided by related party	1,800	1,800	5,550
Depreciation	336	280	616
Changes in operating assets and liabilities
Increase in prepaid expenses	(2,020)	(548)	(2,568)
Increase in accounts payable and accrued expenses	16,155	17,808	58,014

Net cash used in operating activities	(25,099)	(33,577)	(94,245)

Cash flows from investing activities
Purchase of fixed assets	(5,200)	(1,012)	(6,212)
Investment in real property	-	-	(61,335)
Noncontrolling interest in subsidiary	(1,234)	(669)	(2,603)

Net cash used in investing activities	(6,434)	(1,681)	(70,150)

Cash flows from financing activities
Proceeds from issuance of common stock	-	-	147,450
Net proceeds/(payments) from stockholder loans	-	-	60,000

Net cash provided by financing activities	-	-	207,450

Net (decrease) increase in cash	(31,533)	(35,258)	43,055

Cash, beginning of period	74,588	109,846	-

Cash, end of period	$43,055	$74,588	$43,055

Supplemental disclosure of cash flow information
Income taxes paid	$-	$-	$-
Interest paid	$-	$-	$-
Conversion of notes payable into common stock	$-	$-	$60,000

See accompanying notes to unaudited consolidated financial statements

INTERNATIONAL SURF RESORTS, INC. AND SUBSIDIARY
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009
1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

International Surf Resorts, Inc. (the Company) is currently a development stage company under the provisions of ASC 915 “Development Stage Entities”, and was incorporated under the laws of the State of Nevada on December 4, 2006.  From inception (December 4, 2006) through December 31, 2009, the Company has produced no revenues and will continue to report as a development stage company until significant revenues are produced.

The Company is an Internet based provider of international surf resorts, camps, and guided surf tours. The Company also intends to operate a surf camp in San Juanico, Baja California Sur, Mexico on 2.5 acres of land that it owns there.

On February 19, 2007, the Company formed ISR de Mexico, a Mexican corporation, for the purpose of acquiring real estate in Mexico.  At December 31, 2009, the Company owned 55% of ISR de Mexico.  The remaining 45% interest is owned by related parties.

The Company has evaluated subsequent events through April 10, 2010, the date these consolidated financial statements were issued.

Principles of Consolidation

The consolidated financial statements include the accounts of International Surf Resorts, Inc. and its 55% owned subsidiary, ISR de Mexico.  All inter-company accounts and transactions have been eliminated in consolidation and minority interests were accounted for in the consolidated statements of operations and the balance sheets.

Interest in Subsidiary

The Company’s percentage of controlling interest requires that operations be included in the consolidated financial statements. The percentage of equity interest that is not owned by the Company is shown as “Noncontrolling interest” in the consolidated balance sheets and consolidated statements of operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods.  Actual results could materially differ from those estimates.

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Prepaid Expenses

Prepaid expenses consist of rents and stock transfer agent fees for services to be rendered over the one-year period of the contract and are amortized monthly.

Property and Equipment

Property and equipment, if any, are stated at cost.  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets.  Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.  Expenditures for maintenance and repairs are changed to expense as incurred.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC 360, "Property, Plant, and Equipment." ASC 360 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.

As of December 31, 2009, the Company did not deem any of its long-term assets to be impaired.

Income Taxes

The Company accounts for income taxes under ASC No. 740, “Accounting for Income Taxes”.  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Basic and Diluted Income (Loss) Per Share

In accordance with ASC No. 260, “Earnings Per Share”, basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding.  Diluted income (loss) per common share is computed similar to basic income per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2009, the Company did not have any equity or debt instruments outstanding that could be converted into common stock.

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued ASC Statement No. 105, the “FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (ASC 105).  ASC 105 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accountants, Emerging Issues Task Force, and related accounting literature.  ASC 105 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant SEC guidance organized using the same topical structure in separate sections.  The Company adopted ASC 105 for the financial statements during the year ended December 31, 2009.  The adoption of ASC 105 did not have an impact on the Company’s financial position or results of operations.

On April 1, 2009, the Company adopted ASC 825-10-65, “Financial Instruments – Overall – Transition and Open Effective Date Information” (ASC 825-10-65). ASC 825-10-65 amends ASC 825-10 to require disclosures about fair value of financial instruments in interim financial statements as well as in annual financial statements and also amends ASC 270-10 to require those disclosures in all interim financial statements. The adoption of ASC 825-10-65 did not have a material impact on the Company’s results of operations or financial condition.

 On April 1, 2009, the Company adopted ASC 855, “Subsequent Events” (ASC 855). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. The adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition.

On July 1, 2009, the Company adopted ASU No. 2009-05, “Fair Value Measurements and Disclosures” (Topic 820) (ASU 2009-05). ASU 2009-05 provided amendments to ASC 820-10, “Fair Value Measurements and Disclosures – Overall”, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

2.           GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred a net operating loss of $155,857 from inception (December 4, 2006) through December 31, 2009.

The Company is subject to those risks associated with development stage companies.  The Company has sustained losses since inception and additional debt or equity financing may be required by the Company to fund its development activities and to support operations.  However, there is no assurance that the Company will be able to obtain additional financing.  Furthermore, there is no assurance that rapid technological changes, changing customer needs and evolving industry standards will enable the Company to introduce new products on a continual and timely basis so that profitable operations can be attained.

3.	FAIR VALUE MEASUREMENTS

Determination of Fair Value

At December 31, 2009, the Company calculated the fair value of its assets and liabilities for disclosure purposes only.

Valuation Hierarchy

ASC 820 establishes a three-level valuation hierarchy for the use of fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•
Level 3 - Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. (The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.)

The Company had no other assets and liabilities measured at fair value on a recurring basis as of December 31, 2009 and 2008 within the fair value hierarchy other than its financial instruments as noted in the following paragraph.

Fair Value of Financial Instruments

Pursuant to ASC No. 825, “Financial Instruments”, the Company is required to estimate the fair value of all financial instruments included on its balance sheet.  The carrying value of cash, accounts payable and accrued expenses approximate their fair value due to the short period to maturity of these instruments.

4.           PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2009 and 2008, consists of the following:

	2009	2008
Computer equipment	$1,012	$1,012
Building	5,200	-
	6,212	1,012
Less: accumulated depreciation	(616)	(280)
Total property and equipment	$5,596	$732

Depreciation expense for the years ended December 31, 2009 and 2008 amounted to $352 and $280, respectively.

5.           INVESTMENT IN REAL PROPERTY

In December 2006, the Company acquired real property in Mexico for $57,500 to develop and potentially operate as a surf camp.  During the year ended December 31, 2007, the Company incurred additional costs of $3,835 related to the transfer of the property to the Company’s 55% owned subsidiary, ISR de Mexico.

6.           COMMON STOCK

On December 5, 2006, the Company issued 3,000,000 shares of its common stock to its founders at $.005 per share for a total of $15,000.

On May 3, 2007, the Company issued 240,000 shares of its common stock for the conversion of notes payable in the amount of $60,000.

In June 2007, the Company performed a private placement and issued 529,800 shares of its common stock at $0.25 per share for a total of $132,450.

In September 2007, the Company submitted its Registration Statement on Form SB-2 for the registration of 489,800 shares of its outstanding common stock.  On October 4, 2007, the Company’s registration statement was declared effective by the Securities and Exchange Commission.

7.           PROVISION FOR INCOME TAXES

As of December 31, 2009, the Company reported an estimated federal net operating loss carryforward of approximately $153,000 which can be used to offset future federal income tax.  The federal net operating loss carryforward expires in 2029.  Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when, in the opinion of management, utilization is not reasonably assured.

As of December 31, 2009 and 2008, the Company had the following deferred tax assets that related to its net operating losses. A 100% valuation allowance has been established; as management believes it more likely than not that the deferred tax assets will not be realized:

	2009	2008
Federal loss carryforward (@ 25%)	$38,000	$28,000
Less: valuation allowance	(38,000)	(28,000)
Net deferred tax asset	$-	$-

The Company’s valuation allowance increased by approximately $10,000 and $18,250 during the years ended December 31, 2009 and 2008, respectively.

8.           RELATED PARTY TRANSACTIONS

From the Company’s inception (December 4, 2006) through December 31, 2009, the Company utilized office space of a director of the Company at no charge.  The Company treated the usage of the office space as additional paid-in capital and charged the estimated fair value rent of $150 per month to operations.  The Company recorded total rent expense of $1,800 for each of the years ended December 31, 2009 and 2008.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-K, except for the following:

On March 30, 2010, we dismissed Mendoza Berger & Company, LLP (“Mendoza”) as our principal accountant effective on such date. The reports of Mendoza on our financial statements for fiscal years 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a qualification with respect to uncertainty as to our ability to continue as a going concern. We engaged Q Accountancy Corporation (“QAC”) as its new principal accountant effective as of March 30, 2010. The decision to change accountants was recommended and approved by our Board of Directors.

During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, the date of dismissal, there were no disagreements with Mendoza on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreement(s), if not resolved to the satisfaction of Mendoza, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, nor were there any reportable events as defined in Item 304(a)(1)(iv) of Regulation S-K.

We engaged QAC as our new independent accountant as of March 30, 2010.  During fiscal years 2009 and 2008, and the subsequent interim period through March 30, 2010, we nor anyone on our behalf engaged QAC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a “disagreement” or a “reportable event,” both as such terms are defined in Item 304 of Regulation S-K.

Legal Matters

The validity of the issuance of the shares of common stock offered by the selling shareholders has been passed upon by Esquire Consulting, Inc. located in Los Angeles, California.

Experts

Our financial statements for the period from inception to December 31, 2009, appearing in this prospectus which is part of a Registration Statement have been audited by Q Accountancy Corporation and are included in reliance upon such reports given upon the authority of Q Accountancy Corporation as experts in accounting and auditing.

Our financial statements for the period from inception to December 31, 2008, appearing in this prospectus which is part of a Registration Statement have been audited by Mendoza Berger & Company, LLP and are included in reliance upon such reports given upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We have filed with the SEC a Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.

PROSPECTUS

                  , 2010

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Article Eight of our Articles of Incorporation provides, among other things, corporation shall indemnify any person who was or is threatened to be made a party to a proceeding by reason of the fact that he or she is:

•	is or was a director or officer of the corporation or
•
is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Nevada General Corporation Law, as the same exists or may hereafter be amended; provided, however, that except as provided in Article Eight with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the board of directors of the corporation.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless as provided under the Nevada General Corporation Law, the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders as provided.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling shareholders. The estimated expenses of issuance and distribution are set forth below.

Registration Fees	Approximately	$3.76
Transfer Agent Fees	Approximately	$500.00
Costs of Printing and Engraving	Approximately	$500.00
Legal Fees	Approximately	$10,000.00
Accounting Fees	Approximately	$15,000.00

Recent Sales of Unregistered Securities

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

In June 2007, we issued 529,800 shares of our common stock to thirty nine investors for $0.25 per share for gross proceeds of $132,450. In March 2007, we issued 240,000 shares of our common stock to repay certain loans in the amount of $60,000, or $0.25 per share. The shares were issued as a result of a private placement offering. There was no general solicitation used in this offering. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to “accredited investors”, as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares.

Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this registration statement.

Exhibit No.

3.1 3.2 3.3 5. 11. 21. 23.1 23.2 23.3
Articles of Incorporation***

Certificate of Amendment to Articles of Incorporation***

Bylaws***

Executed Opinion Re: Legality

Statement Re: Computation of Per Share Earnings*

List of Subsidiaries***

Consent of Q Accountancy Corporation

Consent of Mendoza Berger & Company LLP

Consent of Counsel**

*           Included in Financial Statements
**        Included in Exhibit 5
***      Incorporated by reference to our registration statement on Form SB-2 filed on September 20, 2007.

Undertakings

A. We hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

B.
(1)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, on July 14, 2010.

International Surf Resorts, Inc.,
a Nevada corporation

/s/ Eduardo Biancardi
Eduardo Biancardi
President, secretary, chief financial officer, director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Eduardo Biancardi                                                        July 14, 2010
Eduardo Biancardi
President, secretary, chief financial officer, director
(Principal Executive, Financial and Accounting Officer)

/s/ Santana Martinez                                                          July 14, 2010
Santana Martinez
director